Exhibit 10.79

Ref: Offer to Lease 11 October 2017

Proposed Agreement of Lease between

BUZZ TRADING 199 (PTY) LTD
Registration Number 2007/021617/07

Represented by: Lance Manning Seymour Chalwin-Milton
ID Number: xxx
(“the Landlord”)

AND

NET 1 APPLIED TECHNOLOGIES SOUTH AFRICA LIMITED
Registration Number 2002/031446/06

Represented by: Nunthakumarin Pillay
ID Number: xxx
(“the Tenant”)

in respect of certain premises situated at

President Place, Cnr Hood and Bolton Roads, Rosebank

Section 1, 2, 8, 13, 14, 15, 16, 17, 18, 19, 20 and basement storage

A.	APPROVAL

It is with pleasure that we submit this proposal for your company to lease premises at President Place, Rosebank on the following terms and conditions: Any agreement by us as to the terms hereof is subject to the Landlord’s final approval and written acceptance.

B.	FUNDAMENTAL LEASE TERMS

1.	Landlord	BUZZ TRADING 199(PTY) LTD

	Tenant	NET 1 APPLIED TECHNOLOGIES SOUTH AFRICA LIMITED
2.
	Registration Number	2002/031446/06

(If the tenants are two or more individuals their names are to be followed by “in their personal capacity, jointly and severally.”)

3.	Suretyship

~~The sureties to the lease are:~~

	Names	ID Number

~~The surety chooses his/her/its domicilium citandi et executandi at the following address (physical address, not post office box):~~

	Names	ID Number

~~The surety chooses his/her/its domicilium citandi et executandi at the following address (physical address, not post office box): The above person/persons hereby bind himself/herself/ themselves jointly and severally as surety/ies and co-principal debtor/s for the due and proper performance of all the obligations of the tenant in terms of this offer to lease and the landlord’s standard Agreement of Lease (“the lease”). In addition to this undertaking and upon signature of the lease, the above person will be required to sign the landlord’s standard Deed of Suretyship. This does not derogate from the above person’s liability in terms hereof.~~

4.	Domicilium

The tenant chooses his/her/its domicilium citandi et executandi to be at the following address:

5.	Performance Security

The owners of the building require that a deposit be paid. Hence upon signature hereof, a security deposit amounting to NIL will be required. This amount will be debited to your account and is payable with your first months rental. This deposit will be refunded if the Landlord does not accept the offer to lease.

6.	Usage and Trading Name

The tenant shall use the premises for (comprehensive and detailed description of nature of business): Office facilities and related activities. It is specifically recorded that no exclusivity of whatsoever nature is granted to the tenant.

The Tenant shall trade under the name: NET 1

The Tenant may not sublet the premises or surrender occupation to any third party and shall not be entitled to cede and/or assign its rights in terms of this offer to lease after acceptance thereof by Landlord.

7.	Premises: The premises shall comprise as:

Section	Floor	Wing	SQM
1	Basement 1		620.00
2	Ground floor	West Wing	221.66
8	Ground Floor	North Wing	150.29
13	3rd floor	West Wing	938.72
14	3rd floor	North Wing	938.72
15	4th floor	West Wing	938.70
16	4th floor	North Wing	938.70
17	5th floor	West Wing	938.70
18	5th floor	North Wing	938.70
19	6th Floor	West Wing	716.73
20	6th Floor	North Wing	722.73

STORAGE	1 – BASEMENT 1	4 PARKING BAYS
STORAGE	2 - BASEMENT 3	8 PARKING BAYS

8.	Area

The area of the premises is approximately: 8 063.65m² (Eight Thousand and Sixty Three point Six Five Square Meters) – This reflects the Surveyor General’s drawing as well as the tenant’s share of common property.

9.	Lease Period

	9.1	The Lease shall be for the period of 5 (Five) Years (with the option to reduce the leased premises as per clause 14)

	9.2	The Lease shall commence on 01 December 2017 (“the commencement date”).

10.	Proposed Rental: -

	10.1	(VAT: All Rand amounts, Rand rates, percentages and other monetary expressions stated herein are exclusive of VAT):

	10.2.1.	Net Rental, Parking and storage shall be R912 000 (Excl. VAT) per month fixed for the lease period.

	10.2.2	Operating Costs R30.90/m² per month excl VAT Escalating at 7% per annum compounded on the anniversary date

	10.2.3	Initial Rates & Taxes R22.67/m² per month exclusive of VAT Escalating as per the council increase per annum

	10.2.4	Parking 250 basement bays

	10.2.5	Escalation Net Rental and Parking will escalate at 0% (NIL) per annum for the leased period

	10.2.6	Storerooms Total of 12 parking bays – included in the fixed Net rental

	10.2.7	TI Allowance NIL

11.	Additional Charges

The tenant will be liable for the following additional monthly charges:

11.1

Electricity - The metered cost of all electricity consumed by the Tenant at the tariff to the Tenant plus a charge for reading the meter. If not metered, consumption will be calculated according to the area of the premises in relation to the gross lettable area (“gla”) of the building. In addition to the aforementioned the tenant will be liable to pay pro rata share in proportion to the gross lettable area of the building of the electricity consumed within the common area or areas of the building, including the electricity consumed by the air conditioning system servicing the common areas.

11.2

Water - The metered cost of all water consumed by the Tenant. If not metered, consumption will be calculated according to the area of the premises in relation to the gross lettable area (“gla”) of the building.

	11.3	Rates: You are responsible for your pro rata share of rates and taxes levied on the property and building that make up the development, which is equal to: Included in clause
10.2.1 above.

However, the tenant will be responsible for a pro rata share of any increase in rates and taxes from 01/07/2018

11.4

Sewerage & Refuse: A pro rata share of the municipal charges for refuse removal, sewerage and other sanitation related charges; provided that if the volume of refuse generated by the tenant is higher, per square meter of space occupied, than the average, the calculation will be weighted to take account thereof;

11.5	Air-conditioning Costs: The Tenant will be liable for the repairs, maintenance, water and electricity consumption cost of the air-conditioning unit servicing the premises.

12.	Tenant Installation Allowance Period

12.1

The tenant will be granted a Tenant Installation Allowance as per the options referred to in ~~clause 10.2.5 above. The Tenant shall be granted this 50% reduction of the net rental for 10 months in lieu of a tenant installation allowance granted by the Landlord.~~

	12.2	Services such as water, electricity, sewerage, refuse removal, operating costs, basement ~~parking, storeroom and Rates and Taxes will be billed and payable monthly by the Tenant.~~

13.	Other lease terms and conditions

	13.1	The remaining terms of the lease shall be those contained in the Landlord’s standard lease for this development, which, if not attached hereto, is available for inspection at the Landlords offices.

13.2

It is a material condition of this Offer to Lease that the tenant signs the Landlord’s standard lease within 7 (Seven) days from date of acceptance of this offer by the Landlord. In the event of the tenant failing to sign the lease by the aforesaid date, the Landlord will have the right, but not be obliged, to cancel this lease, on seven (7) days written notice to the Tenant.

13.3

The Landlord shall charge the tenant R2 500.00 (Two Thousand Five Rand) (excluding VAT). This is subject to change should the Tenant make any material changes to the Standard Lease Agreement as the Landlord will refer these changes to an Attorney appointed by the Landlord. All costs incurred by the Landlord for the said changes shall be recovered by the Landlord from the Tenant.

	13.4	On signature hereof this document will constitute an irrevocable offer, which will become revocable after a period of 14 days if not signed by the Landlord.

14.	Area Reduction

14.1

The Landlord and the Tenant have mutually agreed that the Tenant may, (provided that it is not in breach of the agreement) return to the Landlord a maximum of 50% (Fifty percent) of the leased premises after 24 months following the commencement date of this lease.

14.2

The Tenant is obliged to furnish the Landlord with 6 (Six) calendar months written notification requesting the reduction of the space. This notice must be given in terms of the Agreement at the Lessor’s domicilium citandi et executandi. Failing which the Agreement will remain in full force and effect until the termination date being 30 November 2022.

14.3

Should the Tenant exercise the option to reduce the rentable area as stated above, then the Tenant will be liable for the prorata share of the Landlords cost in finalizing the tenants occupation. The total Landlord cost of R9.8 million (Excl VAT) shall be divided by the 60 months.

14.4	The Tenant shall ensure that the prorate share as stated in clause 14.3 above is settled within 30 days from the date that area reduction written notice is given.

14.5	This option can be exercised after the 24 month period.

14.6	Any leased area reduced must be contiguous and accessible via the common area.

15.	This offer to lease is subject to final Landlord Board approval.

Should you require any further information, please do not hesitate to contact the undersigned.

Yours Faithfully,

/s/ Lance Chalwin-Milton

Lance Chalwin-Milton
Top Flite Properties (Pty) Ltd
Managing Director

WE AGREE TO ALL THE ABOVE TERMS AND CONDITIONS FORMING PART OF OUR OFFER TO LEASE, WHICH OFFER WE HEREBY ACKNOWLEDGE SHALL CONSTITUTE A BINDING AGREEMENT OF LEASE ONCE ACCEPTED BY THE LANDLORD.

Signed :	/s/ Nunthakumarin Pillay _____________________
On behalf of the Tenant and as surety and co-principal debtor, in all instances duly authorised, with consent warranted where required.

Place :	Rosebank _______________________________

Date :	12/10/2017 ______________________________

Signed :	/s/ Lance Chalwin-Milton _____________________
On behalf of the Landlord, all instances duly authorised.

Place :	Rosebank _______________________________

Date :	16/10/2017 ______________________________

TENANT COMPANY RESOLUTION

CERTIFIED COPY OF A RESOLUTION OF
NET 1 APPLIED TECHNOLOGIES SOUTH AFRICA LIMITED

PASSED AT:

ON:

IT WAS RESOLVED THAT:

NET 1 APPLIED TECHNOLOGIES SOUTH AFRICA LIMITED

1.	Agree to the this Offer to Lease and that the company referred above enter into a Lease with BUZZ TRADING 199 (PTY) LTD to which this Resolution is attached”;

2.	NUNTHAKUMARIN PILLAY (ID NUMBER: xxx) in his capacity as VICE PRESIDENT is hereby authorised to sign the Offer To Lease and the Agreement on behalf of NET 1 APPLIED TECHNOLOGIES SOUTH AFRICA LIMITED

THE AFOREGOING IS CERTIFIED TO BE A TRUE COPY

1.

FULL NAME:	DATE

DESIGNATION

2.

FULL NAME:	DATE

DESIGNATION